Exhibit 99.1
For Immediate Release

Actian Corporation Completes Acquisition of Versant
Actian Acquires Versant to Expand Portfolio of Big Data Solutions

Redwood City, Calif. - Dec. 21, 2012 - Actian Corp. (“Actian”), a leader in next generation big data management and creators of the innovative record-breaking, analytic database Vectorwise, today announced that it has completed the transaction to buy Versant Corporation (Nasdaq:VSNT), an industry leader in specialized data management. The combination of Versant's expertise in enterprise big data solutions further strengthens Actian's big data analytics offerings and extends its capabilities further into this burgeoning market.

According to Gartner, big data will drive $232 billion in IT spending through 2016. A real-time information management software provider, Versant has more than 150,000 installations, and has been a highly reliable partner for over 15 years for Global 2000 companies such as Ericsson, Verizon, Siemens, and the Financial Times as well as the US Government. Versant's leading object-oriented database coupled with Actian's existing portfolio further strengthens Actian's ability to help companies extract business value from their big data.

“We are pleased to welcome Versant to the Actian family,” said Steve Shine, chief executive officer of Actian. “The completion of this transaction means that customers will now benefit from a dynamic platform of data management capabilities that enable them to extract business value from big data. Our record-breaking analytics database Vectorwise combined with Versant's existing expertise will allow us to become even more successful in meeting data analytics demands.”

In the Versant press release issued upon the signing of the definitive agreement, Bernhard Woebker, president and chief executive officer of Versant stated, “The combination of Actian and Versant provides numerous synergies for data management. We are excited to join Actian in developing technology to meet the demands of the ever-growing and complex business intelligence and analytics market.”

With more than 10,000 customers worldwide, Actian is a leader in helping companies analyze big data in industries ranging from retail, ecommerce, enterprise, healthcare, manufacturing, finance and social media. Having the right tools in place to derive value from massive amounts of data is becoming more and more important for companies and Actian helps solve this problem.

About Actian: Take Action on Big Data
Actian Corporation enables organizations to transform big data into business value with data management solutions to transact, analyze, and take automated action across their business operations. Actian helps 10,000 customers worldwide take action on their big data with Action Apps, Vectorwise, the analytical database, and Ingres, an independent mission-critical OLTP database. Actian is headquartered in California with offices in New York, London, Paris, Frankfurt, Amsterdam and Melbourne. Stay connected with Actian Corporation on Facebook, Twitter and LinkedIn.

Actian, Cloud Action Platform, Action Apps, Ingres and Vectorwise are trademarks of Actian Corporation. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

About Versant Corporation
Versant Corporation is an industry leader in building specialized NoSQL data management systems to enable the real-time enterprise. Using the Versant Database Engine, enterprises can handle complex information in environments that demand high performance, concurrency, and availability, significantly cut hardware and administration costs, speed and simplify development, and deliver products with a strong competitive edge. Versant's solutions are deployed in over 150,000 installations across a wide array of industries, including telecommunications, energy, financial services, transportation, manufacturing, and defense. For more than 20 years, Versant has been a trusted partner of Global 2000 companies such as Ericsson, Verizon, Siemens, and Financial Times, as well as the U.S. Government. For more information, call 650-232-2400 or visit www.versant.com.

Versant is a registered trademark of Versant Corporation in the United States.

Forward−looking Statements Certain statements contained in this press release about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release.

Contacts:
Actian Corporation
Kevin Cox
kevin.cox@actian.com

SHIFT Communications
Cathy Summers
415-591-8415
csummers@shiftcomm.com